                                EXHIBIT 10.26(11)

                     LETTER AGREEMENT DATED OCTOBER 13, 1998
                      BETWEEN THE COMPANY AND STEVEN SMITH



                                   Exhibit 85

                          THE FRESH JUICE COMPANY, INC.
                            35 WALNUT AVENUE, SUITE 4
                             CLARK, NEW JERSEY 07066


                                                                October 13, 1998


Steven Smith
5 Lawson Lane
Great Neck, NY 11021

                  Re:      Amendment of Employment Agreement

Dear Steve:

                  Pursuant to the proposed transaction (the "Transaction") between The Fresh Juice Company, Inc. ("Fresh Juice") and Saratoga Beverage Group, Inc. ("Saratoga"), wherein a newly formed, wholly owned subsidiary of Saratoga will merge (the "Merger") with and into Fresh Juice, it will be a condition to the consummation of the Transaction that you and Fresh Juice amend, and you hereby agree to amend, the Employment Agreement between Fresh Juice and you, dated as of March 31, 1996 (the "Employment Agreement"), as follows:

                  1. Effective as of and subject to the date of the consummation of the Merger (the "Closing Date") you hereby agree to resign from all positions held by you as an officer, director and employee of Fresh Juice and each of its subsidiaries.

                  2. Effective as of and subject to the Closing Date, you hereby waive all amounts (including payments and benefits) due to you under Sections 6, 14, 15 and 16 of the Employment Agreement, except for (i) the payment of the sum of $250,000 in cash referenced in paragraph 3 below on the Closing Date, (ii) the provision at no cost to you of the Cadillac automobile currently utilized by you for a period of one year (with insurance and maintenance) following the Closing Date, and (iii) the provision at no cost to you of health or other group insurance pursuant to plans which are in effect or which are instituted after the date hereof for executive officers or employees generally of Fresh Juice for a period of one year following the Closing Date.

                                   Exhibit 86

                  3. Effective as of and subject to the Closing Date, in consideration of the payment of the sum of $250,000 in cash, you hereby agree
(i) to extend the term of Section 24.2 (Agreement Not to Compete) from one year to three years and (ii) to delete the word "citrus" before the phrase "juice beverage industry" from Section 24.2(i) and Section 24.2(ii).

                  4. Upon your receipt of the sum of $250,000 in cash referenced in paragraph 3 above and payment of your compensation, expenses and benefits on account of services provided through the Closing Date, you hereby agree to terminate the Employment Agreement in all respects other than Section 24 of the Employment Agreement, which Section, as amended by this letter agreement, shall survive the termination of the Employment Agreement.

                  5. You hereby agree to terminate the Option Agreement, dated as of March 16, 1998, by and between you and Saratoga.

                  6. You hereby acknowledge and agree that those certain options granted by Fresh Juice to you in the amount of (i) 100,000 shares on October 27, 1988 under Fresh Juice's Incentive Stock Option Plan and (ii) 60,000 shares, are all ineffective, null and void.




                                   Exhibit 87

                  Kindly indicate your acceptance of the foregoing by signing in the space provided below.

                                      Very truly yours,

                                      THE FRESH JUICE COMPANY, INC.


                                      By: /s/ Jeffrey Heavirland
                                         -----------------------
                                             Jeffrey Heavirland
                                             Vice President


Accepted and agreed to as of
October 13, 1998


/s/ Steven Smith
----------------
Steven Smith


SARATOGA BEVERAGE GROUP, INC.


By: /s/ Robin Prever
   ---------------------------------------
     Robin Prever
     President and Chief Executive Officer



                                   Exhibit 88